Exhibit 10.1

AMENDMENT NO. 2 TO STOCK PURCHASE AGREEMENT

This Amendment No. 2, dated as of June 24, 2011 (this “Amendment”), is made to the Stock Purchase Agreement, dated as of March 10, 2011 and amended May 19, 2011, (as amended, the “Agreement”), by and between Casablanca Mining Ltd., a Nevada corporation (“Casablanca”), and Angelique de Maison (“Purchaser”).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

RECITALS

A.           Pursuant to the Agreement, Purchaser agreed to purchase up to 2,000,000 shares of Casablanca’s common stock, $.001 par value (the “Casablanca Shares”), at a purchase price of $1.00 per share (the “Purchase Price”) in one or more installments, in such amounts and at such times as requested by Casablanca, provided that either party could terminate its obligations with respect to any amount of Casablanca Shares not purchased on or prior to September 30, 2011.

B.            Casablanca and Purchaser desire to amend the Agreement in several respects, including to increase the number of Casablanca Shares that may be purchased pursuant to the Agreement.

C.           Concurrent with the execution of this Amendment, Purchaser has been appointed as a director of Casablanca.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Casablanca and Purchaser hereby agree as follows:

1.           Amendment of the Agreement.  Section 1.1 of the Agreement shall be amended such that:

(a)           the maximum number of Casablanca Shares to be purchased under the Agreement is increased from 2,000,000 Casablanca Shares to 4,000,000 Casablanca Shares;

(b)           the date after which either party may terminate its or her obligations with respect to any amount of Casablanca Shares not yet purchased is extended from September 30, 2011 to December 31, 2011;

(c)           Purchaser shall have no obligation to purchase any Casablanca Shares upon receipt of a purchase request from Casablanca if as of the date of such request Purchaser is not a director of Casablanca unless Purchaser is not a director because of her voluntary resignation as a director; and

(d)           Purchaser may terminate her obligation to purchase additional shares under this Agreement if for any reason after the date hereof she ceases to be a director of Casablanca unless the reason she is not a director is that she has voluntarily resigned from the Board of Directors.

2.           Reaffirmation of Representations and Warranties.  Each of Casablanca and Purchaser hereby certifies that all of its or her respective representations and warranties made in the Agreement are true and correct on and as of the date hereof with the same force and effect as if made on and as of the date hereof.

3.           No Other Changes to the Agreement.  Except as expressly amended by this Amendment, all of the terms of the Agreement shall remain in full force and effect.

4.           Counterparts.  This Amendment may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “pdf” signature page were an original thereof.

5.           Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Nevada, USA, without regard to conflicts of laws of principles, and each party hereby agrees that all performances due and transactions undertaken pursuant to this Agreement shall be deemed to be due or have occurred in California, and the exclusive venue and place of jurisdiction for any litigation arising from or related to this Amendment shall be the state or federal courts located in Orange County, State of California, USA.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

CASABLANCA MINING LTD.:	Casablanca Mining Ltd.

	By:	/s/ Trisha Malone
	Name:	Trisha Malone
	Title:	CFO

PURCHASER:

/s/ Angelique de Maison
Angelique de Maison